   As filed with the Securities and Exchange Commission on October 5, 2000.

                                                     Registration No. __________
   ---------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             -----------------------

                      ADVANCED PLANT PHARMACEUTICALS, INC.
               (Exact name of issuer as specified in its charter)

             DELAWARE                                             59-2762023
             ---------                                            ----------
   (State or other jurisdiction                                 (I.R.S. Employer
   of incorporation or organization)                          Identification No.)

                            ------------------------

                               43 WEST 33RD STREET
                            NEW YORK, NEW YORK 10001
                    (Address of principal executive offices)

                             -----------------------

                  WRITTEN COMPENSATION CONTRACT BY AND BETWEEN
                      ADVANCED PLANT PHARMACEUTICALS, INC.
                                       AND
                                 C.J. LIEBERMAN
                            (Full title of the plan)

                             -----------------------

                                 DAVID LIEBERMAN
                                    PRESIDENT
                      ADVANCED PLANT PHARMACEUTICALS, INC.
                               43 WEST 33RD STREET
                            NEW YORK, NEW YORK 10001
                                 (212) 695-3334

                             -----------------------

                                    Copy to:
                              Saul Kaszovitz, Esq.
               Feder, Kaszovitz, Isaacson, Weber, Skala & Bass LLP
                              750 Lexington Avenue
                            New York, New York 10022

                             -----------------------
                  Approximate date of commencement of proposed
                              sale to the public:
                           FROM TIME TO TIME AFTER THE
                    REGISTRATION STATEMENT BECOMES EFFECTIVE.
                             -----------------------

-----------------------------------------------------------------------------
                      CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------


                                                                         PROPOSED           PROPOSED
                                                                         MAXIMUM             MAXIMUM
       TITLE OF SECURITIES              AMOUNT TO BE                 OFFERING  PRICE        AGGREGATE                AMOUNT OF
        TO BE REGISTERED                 REGISTERED                     PER SHARE          OFFERING PRICE          REGISTRATION FEE

   Common Stock                           5,000,000(1)                   $0.1094           $547,000(2)             $145
($.0007 par value)                          shares


------

(1) Represents shares to be issued to C.J. Lieberman, consultant to the Company, pursuant to the terms of his June 10, 1999 Consulting Agreement with the Company, as amended as of September 19, 2000.

(2) Estimated solely for purposes of calculating the registration fee on the basis of the product resulting from multiplying 5,000,000 shares of Common Stock by $0.1094, the average of the high and low sales prices of the shares of Common Stock, as reported on the Nasdaq Over the Counter Bulletin Board on October 3, 2000.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

       The following documents filed with the Securities and Exchange Commission (the "Commission") by Advanced Plant Pharmaceuticals, Inc., a Delaware corporation (referred to herein as either the "Company" or the "Registrant"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Securities Act of 1933, as amended (the "Securities Act"), are incorporated by reference in this Registration Statement:

       (a) The Company's Annual Report on Form 10-KSB for the year ended December 31, 1999, as amended.

       (b) The Company's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2000 and June 30, 2000.

       (c) The description of the Common Stock set forth in the Company's Registration Statement on Form 10SB, filed with the Commission on July 23, 1999, and any amendment or report filed for the purpose of updating such description.

       All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

           The Bylaws of the Company provide that the Company shall indemnify a director, and officer of the Company if such person is or was a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another enterprise, against expenses, including attorney's fees, judgements, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, or any appeal therefrom. The Company may pay, in advance of the final disposition of the action, suit or proceeding, expenses incurred by the person which may be indemnifiable as provided in the Bylaws.


       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 8.    EXHIBITS.

Exhibit Number                                    Description of Exhibit
--------------                                    ----------------------
4*                                                Consulting Agreement by and between the Registrant and C.J.
                                                  Lieberman, as amended
5*                                                Opinion of Feder, Kaszovitz, Isaacson, Weber, Skala & Bass LLP
23.1*                                             Consent of Michael C. Finkelstein, CPA
23.2*                                             Consent of Feder, Kaszovitz,Isaacson, Weber, Skala & Bass LLP
                                                  (contained in Exhibit 5)


----------------

*       Filed herewith.



ITEM 9. UNDERTAKINGS.



        The Registrant hereby undertakes:


              (i) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

              (ii) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

              (iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York on the 5th day of October, 2000.

                      ADVANCED PLANT PHARMACEUTICALS, INC.




                      By: /s/ David Lieberman
                         -----------------------
                         David Lieberman
                         President


       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURE                                 TITLE                                                           DATE
---------                                 -----                                                           ----
/s/ David Lieberman                       President                                                    October 5, 2000
-------------------
David Lieberman                           (Principal Executive,
                                          Financial and Accounting Officer)

/s/ Dr. Leonard Bielory                   Chairman and Scientific Director                             October 5, 2000
-----------------------
Dr. Leonard Bielory


                                INDEX TO EXHIBITS



Exhibit Number                                                  Description of Exhibit
--------------                                                  -----------------------
4*                                                              Consulting Agreement by and between the Registrant and C.J.
                                                                Lieberman, as amended
5*                                                              Opinion of Feder, Kaszovitz, Isaacson, Weber, Skala & Bass LLP
23.1*                                                           Consent of Michael C. Finkelstein, CPA
23.2*                                                           Consent of Feder, Kaszovitz, Isaacson, Weber, Skala & Bass LLP
                                                                (contained in Exhibit 5)


----------------

*          Filed herewith.